Exhibit 99.1

Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $13.4 Million

DALLAS – July 20, 2020(GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the second quarter of 2020.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2020 Second Quarter Highlights

•	For the second quarter of 2020, net income available to common stockholders was $13.4 million. Diluted earnings per share were $0.56.
•	Adjusted diluted earnings per share were $0.25 for the quarter ended June 30, 2020, which exclude the gain on sale of Triumph Premium Finance, net of taxes.
•

For the quarter ended June 30, 2020, we recorded $13.6 million of total credit loss expense, including $11.0 million of credit loss expense related to our loan portfolio, $0.9 million of credit loss expense related to off balance sheet loan commitments, and $1.7 million of credit loss expense related to held to maturity securities. Regarding the $11.0 million credit loss expense on our loan portfolio:

o	Further deterioration in our macroeconomic forecasts to reflect expected economic impact of COVID-19 resulted in approximately $12.2 million of credit loss expense.
o	Changes in the volume and mix of our loan portfolio provided a benefit of $4.0 million to credit loss expense. Net charge offs were $1.1 million and the increase in specific reserves was $1.7 million.
o	Our ACL as a percentage of loans held for investment increased 20 basis points during the quarter to 1.24% at June 30, 2020.
•

As of June 30, 2020, the Company’s balance sheet reflected short-term deferrals on outstanding loan balances of $571.8 million to assist customers impacted by COVID-19.  Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of June 30, 2020, these deferred balances carried accrued interest of $6.0 million.

•

As of June 30, 2020, the Company has closed 1,937 PPP loans representing a balance of $219.1 million classified as commercial loans at June 30, 2020. The Company has received approximately $7.3 million in total fees from the SBA, $1.4 million of which were recognized in earnings during the three months ended June 30, 2020. The remaining fees will be amortized over the respective lives of the loans.

•	Net interest margin (“NIM”) was 5.11% for the quarter ended June 30, 2020.
•	Total loans held for investment increased $72.8 million, or 1.7%, to $4.393 billion at June 30, 2020. Average loans for the quarter increased $363.8 million, or 9.0%, to $4.410 billion.
•

The total dollar value of invoices purchased by Triumph Business Capital for the quarter ended June 30, 2020 was $1.238 billion with an average invoice size of $1,524. The transportation average invoice size for the quarter was $1,378.

•	For the quarter ended June 30, 2020, TriumphPay processed 767,180 invoices paying 51,331 distinct carriers a total of $667.4 million.
•

On June 19, 2020, we issued 45,000 shares of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share through an underwritten public offering of 1,800,000 depository shares, each representing a 1/40th ownership interest in a share of the Series C Preferred Stock. Total gross proceeds from the preferred stock offering were $45.0 million. Net proceeds after underwriting discounts and offering expenses were $42.4 million. The net proceeds will be used for general corporate purposes. This transaction as well as current period earnings improved our capital ratios at June 30, 2020 as compared to the prior quarter.

•

On April 20, 2020, we entered into an agreement to sell the assets (the “Disposal Group”) of Triumph Premium Finance (“TPF”) and exit our premium finance line of business. The transaction closed on June 30, 2020, and the assets of the Disposal Group, consisting primarily of $84.5 million of premium finance loans, were sold for a gain on sale of $9.8 million, or $7.3 million net of taxes.

Balance Sheet

Total loans held for investment increased $72.8 million, or 1.7%, during the second quarter to $4.393 billion at June 30, 2020. The national lending portfolio increased $157.3 million, or 17.3%, to $1,068.9 million, the community banking portfolio increased $76.1 million, or 3.8%, to $2.099 billion, and the commercial finance portfolio decreased $160.6 million, or 11.6%, to $1.225 billion during the quarter.

Total deposits were $4.062 billion at June 30, 2020, an increase of $380.3 million, or 10.3%, in the second quarter of 2020.  Non-interest-bearing deposits accounted for 28% of total deposits and non-time deposits accounted for 68% of total deposits at June 30, 2020.

Net Interest Income

We earned net interest income for the quarter ended June 30, 2020 of $64.3 million compared to $62.5 million for the quarter ended March 31, 2020.

Yields on loans for the quarter ended June 30, 2020 were down 70 bps from the prior quarter to 6.52%. The average cost of our total deposits was 0.79% for the quarter ended June 30, 2020 compared to 1.05% for the quarter ended March 31, 2020.

Asset Quality

Non-performing assets were 1.20% of total assets at June 30, 2020 compared to 1.09% of total assets at March 31, 2020.  Approximately 14 basis points of this ratio at June 30, 2020 consists of $8.1 million of held to maturity investments in the subordinated notes of collateralized loan obligation that were placed on nonaccrual during the quarter.

The ratio of past due to total loans decreased to 1.50% at June 30, 2020 from 1.99% at March 31, 2020. We recorded total net charge-offs of $1.1 million, or 0.02% of average loans, for the quarter ended June 30, 2020 compared to net charge-offs of $1.5 million, or 0.04% of average loans, for the quarter ended March 31, 2020.

Non-Interest Income and Expense

We earned non-interest income for the quarter ended June 30, 2020 of $20.0 million compared to $7.5 million for the quarter ended March 31, 2020. Excluding the gain on sale of TPF, we earned adjusted noninterest income of $10.2 million for the three months ended June 30, 2020.

For the quarter ended June 30, 2020, non-interest expense totaled $52.7 million. Non-interest expense for the quarter ended March 31, 2020 was $54.8 million.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Tuesday, July 21, 2020. Todd Ritterbusch, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk200721.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on April 21, 2020.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Financial Highlights:
Total assets	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$5,617,493	$4,783,189
Loans held for investment	$4,393,311	$4,320,548	$4,194,512	$4,209,417	$3,835,903	$4,393,311	$3,835,903
Deposits	$4,062,332	$3,682,015	$3,789,906	$3,697,833	$3,658,978	$4,062,332	$3,658,978
Net income available to common stockholders	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518

Performance Ratios - Annualized:
Return on average assets	0.99%	(0.36%)	1.31%	1.17%	1.09%	0.35%	1.21%
Return on average total equity	8.86%	(2.85%)	10.24%	8.79%	7.83%	2.92%	8.55%
Return on average common equity	8.94%	(2.85%)	10.24%	8.79%	7.83%	2.94%	8.55%
Return on average tangible common equity (1)	12.96%	(4.09%)	14.54%	12.56%	11.19%	4.23%	12.29%
Yield on loans(2)	6.52%	7.22%	7.48%	7.63%	7.95%	6.85%	7.97%
Cost of interest bearing deposits	1.08%	1.34%	1.45%	1.49%	1.42%	1.21%	1.33%
Cost of total deposits	0.79%	1.05%	1.15%	1.19%	1.14%	0.92%	1.07%
Cost of total funds	0.85%	1.23%	1.35%	1.41%	1.40%	1.03%	1.34%
Net interest margin(2)	5.11%	5.63%	5.72%	5.85%	5.99%	5.36%	6.07%
Net non-interest expense to average assets	2.40%	3.88%	3.46%	3.64%	3.68%	3.09%	3.69%
Adjusted net non-interest expense to average assets (1)	3.11%	3.88%	3.46%	3.64%	3.68%	3.47%	3.69%
Efficiency ratio	62.56%	78.24%	70.15%	71.93%	71.37%	69.68%	70.96%
Adjusted efficiency ratio (1)	70.75%	78.24%	70.15%	71.93%	71.37%	74.38%	70.96%

Asset Quality:(3)
Past due to total loans(4)	1.50%	1.99%	1.74%	1.91%	1.60%	1.50%	1.60%
Non-performing loans to total loans	1.27%	1.26%	0.97%	1.00%	0.96%	1.27%	0.96%
Non-performing assets to total assets	1.20%	1.09%	0.87%	0.91%	0.86%	1.20%	0.86%
ACL to non-performing loans(5)	97.66%	82.37%	71.63%	75.58%	79.91%	97.66%	79.91%
ACL to total loans(5)	1.24%	1.04%	0.69%	0.76%	0.77%	1.24%	0.77%
Net charge-offs to average loans	0.02%	0.04%	0.08%	0.01%	0.05%	0.06%	0.08%

Capital:
Tier 1 capital to average assets(6)	9.98%	9.62%	10.03%	10.37%	10.84%	9.98%	10.84%
Tier 1 capital to risk-weighted assets(6)	10.57%	9.03%	10.29%	10.08%	11.08%	10.57%	11.08%
Common equity tier 1 capital to risk-weighted assets(6)	8.84%	8.24%	9.46%	9.26%	10.19%	8.84%	10.19%
Total capital to risk-weighted assets(5)	13.44%	11.63%	12.76%	11.79%	12.88%	13.44%	12.88%
Total equity to total assets	11.69%	11.01%	12.58%	12.57%	13.45%	11.69%	13.45%
Tangible common stockholders' equity to tangible assets(1)	7.84%	7.77%	9.16%	9.10%	9.78%	7.84%	9.78%

Per Share Amounts:
Book value per share	$25.28	$24.45	$25.50	$24.99	$24.56	$25.28	$24.56
Tangible book value per share (1)	$17.59	$16.64	$17.88	$17.40	$17.13	$17.59	$17.13
Basic earnings (loss) per common share	$0.56	$(0.18)	$0.67	$0.56	$0.48	$0.37	$1.04
Diluted earnings (loss) per common share	$0.56	$(0.18)	$0.66	$0.56	$0.48	$0.37	$1.03
Adjusted diluted earnings per common share(1)	$0.25	$(0.18)	$0.66	$0.56	$0.48	$0.07	$1.03
Shares outstanding end of period	24,202,686	24,101,120	24,964,961	25,357,985	26,198,308	24,202,686	26,198,308

Unaudited consolidated balance sheet as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
ASSETS
Total cash and cash equivalents	$437,064	$208,414	$197,880	$115,043	$209,305
Securities - available for sale	331,126	302,122	248,820	302,917	329,991
Securities - held to maturity	6,285	8,217	8,417	8,517	8,573
Equity securities	6,411	5,678	5,437	5,543	5,479
Loans held for sale	50,382	4,431	2,735	7,499	2,877
Loans held for investment	4,393,311	4,320,548	4,194,512	4,209,417	3,835,903
Allowance for credit losses	(54,613)	(44,732)	(29,092)	(31,895)	(29,416)
Loans, net	4,338,698	4,275,816	4,165,420	4,177,522	3,806,487
Assets held for sale	—	97,895	—	—	—
FHLB and other restricted stock	26,345	37,080	19,860	23,960	18,037
Premises and equipment, net	107,736	98,363	96,595	87,112	84,998
Other real estate owned ("OREO"), net	1,962	2,540	3,009	2,849	3,351
Goodwill and intangible assets, net	186,162	188,208	190,286	192,440	194,668
Bank-owned life insurance	41,298	41,122	40,954	40,724	40,847
Deferred tax asset, net	8,544	9,457	3,812	5,971	7,278
Other assets	75,480	74,386	77,072	69,600	71,298
Total assets	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$4,783,189
LIABILITIES
Non-interest bearing deposits	$1,120,949	$846,412	$809,696	$754,233	$684,223
Interest bearing deposits	2,941,383	2,835,603	2,980,210	2,943,600	2,974,755
Total deposits	4,062,332	3,682,015	3,789,906	3,697,833	3,658,978
Customer repurchase agreements	6,732	3,693	2,033	14,124	12,788
Federal Home Loan Bank advances	455,000	850,000	430,000	530,000	305,000
Payment Protection Program Liquidity Facility	223,809	—	—	—	—
Subordinated notes	87,402	87,347	87,327	49,010	48,983
Junior subordinated debentures	39,816	39,689	39,566	39,443	39,320
Other liabilities	85,531	101,638	74,875	75,594	74,758
Total liabilities	4,960,622	4,764,382	4,423,707	4,406,004	4,139,827
EQUITY
Preferred Stock	45,000	—	—	—	—
Common stock	273	272	272	272	271
Additional paid-in-capital	472,795	474,441	473,251	472,368	471,145
Treasury stock, at cost	(102,888)	(102,677)	(67,069)	(52,632)	(27,468)
Retained earnings	236,249	222,809	229,030	212,321	198,004
Accumulated other comprehensive income (loss)	5,442	(5,498)	1,106	1,364	1,410
Total stockholders' equity	656,871	589,347	636,590	633,693	643,362
Total liabilities and equity	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$4,783,189

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Interest income:
Loans, including fees	$50,394	$48,323	$52,395	$50,249	$47,910	$98,717	$93,004
Factored receivables, including fees	21,101	24,292	25,573	25,570	25,558	45,393	50,114
Securities	2,676	2,107	2,379	2,784	2,667	4,783	5,311
FHLB and other restricted stock	148	204	165	209	146	352	338
Cash deposits	79	488	659	603	1,022	567	1,800
Total interest income	74,398	75,414	81,171	79,415	77,303	149,812	150,567
Interest expense:
Deposits	7,584	9,677	10,961	11,036	10,010	17,261	18,228
Subordinated notes	1,321	1,347	1,035	840	839	2,668	1,678
Junior subordinated debentures	554	646	687	719	744	1,200	1,504
Other borrowings	688	1,244	2,080	2,055	2,291	1,932	4,427
Total interest expense	10,147	12,914	14,763	14,650	13,884	23,061	25,837
Net interest income	64,251	62,500	66,408	64,765	63,419	126,751	124,730
Credit loss expense	13,609	20,298	382	2,865	3,681	33,907	4,695
Net interest income after credit loss expense	50,642	42,202	66,026	61,900	59,738	92,844	120,035
Non-interest income:
Service charges on deposits	573	1,588	1,889	1,937	1,700	2,161	3,306
Card income	1,941	1,800	1,943	2,015	2,071	3,741	3,915
Net OREO gains (losses) and valuation adjustments	(101)	(257)	50	(56)	148	(358)	357
Net gains (losses) on sale of securities	63	38	39	19	14	101	3
Fee income	1,304	1,686	1,686	1,624	1,519	2,990	3,131
Insurance commissions	864	1,051	1,092	1,247	961	1,915	1,880
Gain on sale of subsidiary	9,758	—	—	—	—	9,758	—
Other	5,627	1,571	1,967	956	1,210	7,198	2,569
Total non-interest income	20,029	7,477	8,666	7,742	7,623	27,506	15,161
Non-interest expense:
Salaries and employee benefits	30,804	30,722	29,586	28,717	28,120	61,526	54,559
Occupancy, furniture and equipment	4,964	5,182	4,667	4,505	4,502	10,146	9,024
FDIC insurance and other regulatory assessments	495	315	(302)	(2)	303	810	602
Professional fees	1,651	2,107	1,904	1,969	1,550	3,758	3,415
Amortization of intangible assets	2,046	2,078	2,154	2,228	2,347	4,124	4,749
Advertising and promotion	1,151	1,292	1,347	1,379	1,796	2,443	3,400
Communications and technology	5,444	5,501	5,732	5,382	4,988	10,945	9,862
Other	6,171	7,556	7,573	7,975	7,098	13,727	13,659
Total non-interest expense	52,726	54,753	52,661	52,153	50,704	107,479	99,270
Net income (loss) before income tax	17,945	(5,074)	22,031	17,489	16,657	12,871	35,926
Income tax expense (benefit)	4,505	(624)	5,322	3,172	3,927	3,881	8,408
Net income (loss)	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518

Earnings per share:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Basic
Net income (loss) to common stockholders	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518
Weighted average common shares outstanding	23,987,049	24,314,329	25,089,447	25,621,054	26,396,351	24,150,689	26,537,255
Basic earnings (loss) per common share	$0.56	$(0.18)	$0.67	$0.56	$0.48	$0.37	$1.04

Diluted
Net income (loss) to common stockholders - diluted	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518
Weighted average common shares outstanding	23,987,049	24,314,329	25,089,447	25,621,054	26,396,351	24,150,689	26,537,255
Dilutive effects of:
Assumed exercises of stock options	38,627	—	69,865	60,068	59,962	55,753	61,819
Restricted stock awards	37,751	—	70,483	45,631	30,110	66,364	39,352
Restricted stock units	4,689	—	13,264	3,045	—	13,255	—
Performance stock units - market based	6,326	—	11,803	4,673	—	8,446	—
Performance stock units - performance based	—	—	—	—	—	—	—
Weighted average shares outstanding - diluted	24,074,442	24,314,329	25,254,862	25,734,471	26,486,423	24,294,507	26,638,426
Diluted earnings (loss) per common share	$0.56	$(0.18)	$0.66	$0.56	$0.48	$0.37	$1.03

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Stock options	148,528	225,055	66,019	67,023	70,037	98,956	70,037
Restricted stock awards	109,834	147,748	—	3,209	—	—	—
Restricted stock units	38,801	55,228	—	—	58,400	—	58,400
Performance stock units - market based	76,461	67,707	55,228	55,228	70,879	76,461	70,879
Performance stock units - performance based	262,625	254,000	254,000	—	—	262,625	—

Loans held for investment summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Commercial real estate	$910,261	$985,757	$1,046,961	$1,115,559	$1,098,279
Construction, land development, land	213,617	198,050	160,569	164,186	157,861
1-4 family residential properties	168,707	169,703	179,425	186,405	186,070
Farmland	125,259	133,579	154,975	161,447	144,594
Commercial	1,518,656	1,412,822	1,342,683	1,369,505	1,257,330
Factored receivables	561,576	661,100	619,986	599,651	583,131
Consumer	18,450	20,326	21,925	24,967	26,048
Mortgage warehouse	876,785	739,211	667,988	587,697	382,590
Total loans	$4,393,311	$4,320,548	$4,194,512	$4,209,417	$3,835,903

Our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.

Commercial finance loans are further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Commercial - Equipment	$487,145	$479,483	$461,555	$429,412	$395,094
Commercial - Asset-based lending	176,235	245,001	168,955	247,026	208,896
Factored receivables	561,576	661,100	619,986	599,651	583,131
Commercial finance	$1,224,956	$1,385,584	$1,250,496	$1,276,089	$1,187,121

Commercial finance % of total loans	28%	32%	30%	30%	31%

National lending loans are further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Mortgage warehouse	$876,785	$739,211	$667,988	$587,697	$382,590
Commercial - Liquid credit	192,118	172,380	81,353	37,386	21,758
Commercial - Premium finance	—	—	101,015	101,562	72,898
National lending	$1,068,903	$911,591	$850,356	$726,645	$477,246

National lending % of total loans	24%	21%	20%	17%	12%

Additional information pertaining to our loan portfolio, summarized for the quarters ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Average community banking	$2,111,615	$2,041,256	$2,170,149	$2,193,533	$2,166,122
Average commercial finance	1,259,584	1,292,749	1,260,000	1,208,823	1,168,110
Average national lending	1,038,476	711,837	704,244	541,367	373,755
Average total loans	$4,409,675	$4,045,842	$4,134,393	$3,943,723	$3,707,987
Community banking yield	5.23%	5.67%	5.89%	5.79%	5.88%
Commercial finance yield	10.21%	11.00%	11.64%	12.31%	12.52%
National lending yield	4.67%	4.80%	4.96%	4.63%	5.62%
Total loan yield	6.52%	7.22%	7.48%	7.63%	7.95%

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Factored receivable period end balance	$528,379,000	$641,366,000	$573,372,000	$562,009,000	$544,601,000
Yield on average receivable balance	15.48%	16.13%	17.20%	18.23%	18.73%
Rolling twelve quarter annual charge-off rate	0.43%	0.42%	0.39%	0.36%	0.40%
Factored receivables - transportation concentration	85%	80%	81%	83%	83%

Interest income, including fees	$20,387,000	$23,497,000	$24,813,000	$24,869,000	$24,762,000
Non-interest income	1,072,000	1,296,000	1,154,000	1,291,000	1,205,000
Factored receivable total revenue	21,459,000	24,793,000	25,967,000	26,160,000	25,967,000
Average net funds employed	477,112,000	537,138,000	524,546,000	494,198,000	483,203,000
Yield on average net funds employed	18.09%	18.56%	19.64%	21.00%	21.55%

Accounts receivable purchased	$1,238,465,000	$1,450,618,000	$1,489,538,000	$1,450,905,000	$1,408,982,000
Number of invoices purchased	812,902	878,767	896,487	890,986	874,248
Average invoice size	$1,524	$1,651	$1,662	$1,628	$1,612
Average invoice size - transportation	$1,378	$1,481	$1,507	$1,497	$1,492
Average invoice size - non-transportation	$4,486	$4,061	$3,891	$3,467	$3,047

Deposits summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Non-interest bearing demand	$1,120,949	$846,412	$809,696	$754,233	$684,223
Interest bearing demand	648,309	583,445	580,323	587,123	587,164
Individual retirement accounts	97,388	101,743	104,472	108,593	111,328
Money market	397,914	412,376	497,105	424,162	440,289
Savings	391,624	367,163	363,270	356,368	362,594
Certificates of deposit	937,766	1,056,012	1,084,425	1,120,850	1,122,873
Brokered time deposits	258,378	314,864	350,615	346,504	350,507
Other brokered deposits	210,004	—	—	—	—
Total deposits	$4,062,332	$3,682,015	$3,789,906	$3,697,833	$3,658,978

Net interest margin summarized for the three months ended:

	June 30, 2020			March 31, 2020
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$262,615	$79	0.12%	$141,123	$488	1.39%
Taxable securities	303,519	2,400	3.18%	228,996	1,955	3.43%
Tax-exempt securities	43,796	276	2.53%	25,925	152	2.36%
FHLB and other restricted stock	36,375	148	1.64%	21,098	204	3.89%
Loans	4,409,675	71,495	6.52%	4,045,842	72,615	7.22%
Total interest earning assets	$5,055,980	$74,398	5.92%	$4,462,984	$75,414	6.80%
Non-interest earning assets:
Other assets	431,092			443,563
Total assets	$5,487,072			$4,906,547
Interest bearing liabilities:
Deposits:
Interest bearing demand	$630,023	$287	0.18%	$586,671	$344	0.24%
Individual retirement accounts	100,211	359	1.44%	103,351	402	1.56%
Money market	398,276	363	0.37%	441,815	1,031	0.94%
Savings	382,521	144	0.15%	363,888	124	0.14%
Certificates of deposit	1,008,644	5,055	2.02%	1,068,023	6,006	2.26%
Brokered time deposits	301,262	1,374	1.83%	344,847	1,770	2.06%
Other brokered deposits	4,670	2	0.17%	—	—	—
Total interest bearing deposits	2,825,607	7,584	1.08%	2,908,595	9,677	1.34%
Federal Home Loan Bank advances	678,225	572	0.34%	359,286	1,243	1.39%
Subordinated notes	87,368	1,321	6.08%	87,323	1,347	6.20%
Junior subordinated debentures	39,745	554	5.61%	39,609	646	6.56%
Other borrowings	137,045	116	0.34%	2,710	1	0.15%
Total interest bearing liabilities	$3,767,990	$10,147	1.08%	$3,397,523	$12,914	1.53%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,038,979			810,654
Other liabilities	69,845			71,001
Total equity	610,258			627,369
Total liabilities and equity	$5,487,072			$4,906,547
Net interest income		$64,251			$62,500
Interest spread			4.84%			5.27%
Net interest margin			5.11%			5.63%

Loan balance totals include respective nonaccrual assets.

Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.

Net interest margin is the ratio of net interest income to average interest earning assets.

Average rates have been annualized.

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share amounts)	2020	2020	2019	2019	2019	2020	2019
Net income available to common stockholders	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518
Gain on sale of subsidiary or division	(9,758)	—	—	—	—	(9,758)	—
Tax effect of adjustments	2,451	—	—	—	—	2,451	—
Adjusted net income available to common stockholders - diluted	$6,133	$(4,450)	$16,709	$14,317	$12,730	$1,683	$27,518

Weighted average shares outstanding - diluted	24,074,442	24,314,329	25,254,862	25,734,471	26,486,423	24,294,507	26,638,426
Adjusted diluted earnings per common share	$0.25	$(0.18)	$0.66	$0.56	$0.48	$0.07	$1.03

Average total stockholders' equity	$610,258	$627,369	$647,546	$646,041	$652,347	$618,808	$648,674
Average preferred stock liquidation preference	(5,934)	—	—	—	—	(2,967)	—
Average total common stockholders' equity	604,324	627,369	647,546	646,041	652,347	615,841	648,674
Average goodwill and other intangibles	(187,255)	(189,359)	(191,551)	(193,765)	(196,001)	(188,307)	(197,189)
Average tangible common stockholders' equity	$417,069	$438,010	$455,995	$452,276	$456,346	$427,534	$451,485

Net income (loss)	$13,440	$(4,450)	$16,709	$14,317	$12,730	$8,990	$27,518
Average tangible common equity	417,069	438,010	455,995	452,276	456,346	427,534	451,485
Return on average tangible common equity	12.96%	(4.09%)	14.54%	12.56%	11.19%	4.23%	12.29%

Net interest income	$64,251	$62,500	$66,408	$64,765	$63,419	$126,751	$124,730
Non-interest income	20,029	7,477	8,666	7,742	7,623	27,506	15,161
Operating revenue	84,280	69,977	75,074	72,507	71,042	154,257	139,891
Gain on sale of subsidiary or division	(9,758)	—	—	—	—	(9,758)	—
Adjusted operating revenue	$74,522	$69,977	$75,074	$72,507	$71,042	$144,499	$139,891
Non-interest expenses	$52,726	$54,753	$52,661	$52,153	$50,704	$107,479	$99,270
Adjusted efficiency ratio	70.75%	78.24%	70.15%	71.93%	71.37%	74.38%	70.96%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$52,726	$54,753	$52,661	$52,153	$50,704	$107,479	$99,270

Total non-interest income	$20,029	$7,477	$8,666	$7,742	$7,623	$27,506	$15,161
Gain on sale of subsidiary or division	(9,758)	—	—	—	—	(9,758)	—
Adjusted non-interest income	$10,271	$7,477	$8,666	$7,742	$7,623	$17,748	$15,161
Adjusted net non-interest expenses	$42,455	$47,276	$43,995	$44,411	$43,081	$89,731	$84,109
Average total assets	$5,487,072	$4,906,547	$5,050,860	$4,840,540	$4,694,647	$5,196,815	$4,598,735
Adjusted net non-interest expense to average assets ratio	3.11%	3.88%	3.46%	3.64%	3.68%	3.47%	3.69%

Total stockholders' equity	$656,871	$589,347	$636,590	$633,693	$643,362	$656,871	$643,362
Preferred stock liquidation preference	(45,000)	—	—	—	—	(45,000)	—
Total common stockholders' equity	611,871	589,347	636,590	633,693	643,362	611,871	643,362
Goodwill and other intangibles	(186,162)	(188,208)	(190,286)	(192,440)	(194,668)	(186,162)	(194,668)
Tangible common stockholders' equity	$425,709	$401,139	$446,304	$441,253	$448,694	$425,709	$448,694
Common shares outstanding	24,202,686	24,101,120	24,964,961	25,357,985	26,198,308	24,202,686	26,198,308
Tangible book value per share	$17.59	$16.64	$17.88	$17.40	$17.13	$17.59	$17.13

Total assets at end of period	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$5,617,493	$4,783,189
Goodwill and other intangibles	(186,162)	(188,208)	(190,286)	(192,440)	(194,668)	(186,162)	(194,668)
Tangible assets at period end	$5,431,331	$5,165,521	$4,870,011	$4,847,257	$4,588,521	$5,431,331	$4,588,521
Tangible common stockholders' equity ratio	7.84%	7.77%	9.16%	9.10%	9.78%	7.84%	9.78%

1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019	2020	2019
Loan discount accretion	$2,139	$2,134	$1,555	$1,159	$1,297	$4,273	$2,854
3)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)	Past due ratio has been revised to exclude nonaccrual loans with contractual payments less than 30 days past due.
5)	Beginning January 1, 2020, the allowance for credit losses was calculated in accordance with Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses” (“ASC 326”).
6)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

Media Contact:

Amanda Tavackoli

Senior Vice President, Director of Corporate Communication

atavackoli@tbkbank.com

214-365-6930